Exhibit 4.5

SIXTH SUPPLEMENTAL INDENTURE

FROM

PUGET SOUND ENERGY, INC.

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

TRUSTEE

DATED AS OF DECEMBER 16, 2025

SUPPLEMENTAL TO INDENTURE DATED AS OF DECEMBER 1, 1997

SIXTH SUPPLEMENTAL INDENTURE

This SIXTH SUPPLEMENTAL INDENTURE is made as of December 16, 2025 (this “Sixth Supplemental Indenture”) by PUGET SOUND ENERGY, INC., a Washington corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor to State Street Bank and Trust Company, the “Prior Trustee”), as trustee (the “Trustee”).

WHEREAS, the Company and the Prior Trustee entered into the Indenture, dated as of December 1, 1997, (the “Base Indenture” and, together with the First Supplemental Indenture dated as of December 1, 1997, the Second Supplemental Indenture dated as of March 1, 1999, the Third Supplemental Indenture dated as of October 1, 2000, the Fourth Supplemental Indenture dated as of May 1, 2003 and the Fifth Supplemental Indenture dated as of May 23, 2018, the “Indenture”).

WHEREAS, as of the date of this Sixth Supplemental Indenture, the Company has issued the following series of Notes pursuant to its Indenture, as supplemented, all of which remain outstanding:

Principal Amount of Notes	Series
$300,000,000	7.020% Senior Secured Notes due 2027
$100,000,000	7.000% Senior Secured Notes due 2029
$138,460,000	3.900% 2013A Senior Note due 2031
$23,400,000	4.000% 2013B Senior Note due 2031
$400,000,000	5.330% Senior Secured Notes due 2034
$250,000,000	5.483% Senior Secured Notes due 2035
$250,000,000	6.724% Senior Secured Notes due 2036
$300,000,000	6.274% Senior Secured Notes due 2037
$350,000,000	5.757% Senior Secured Notes due 2039
$250,000,000	5.764% Senior Secured Notes due 2040
$325,000,000	5.795% Senior Secured Notes due 2040
$250,000,000	4.434% Senior Secured Notes due 2041
$300,000,000	5.638% Senior Secured Notes due 2041
$425,000,000	4.300% Senior Secured Notes due 2045
$600,000,000	4.223% Senior Secured Notes due 2048
$450,000,000	3.250% Senior Secured Notes due 2049
$450,000,000	2.893% Senior Secured Notes due 2051
$45,000,000	4.700% Senior Secured Notes due 2051
$400,000,000	5.448% Senior Secured Notes due 2053
$400,000,000	5.685% Senior Secured Notes due 2054
$500,000,000	5.598% Senior Secured Notes due 2055

WHEREAS, pursuant to Section 4.11(a) of the Indenture, the Company desires to deliver to the Trustee Pledged Substituted Mortgage Bonds issued by the Company under the new Indenture of Mortgage – Electric, dated as of November 13, 2025, by and between the Company and Trustee (the “New Electric Mortgage”) and the new Indenture of Mortgage – Gas, dated as of November 13, 2025, by and between the Company and Trustee (the “New Gas Mortgage”) in an aggregate principal amount equal to the aggregate principal amount of Notes outstanding on the Substitution Date in trust for the benefit of the Holders from time to time of the Notes issued under this Indenture as security for any and all obligations of the Company under the Notes.

WHEREAS, pursuant to Section 4.11(c) of the Indenture, the Company desires to amend and restate Section 4.10 of the Base Indenture to require the Company to deliver to the Trustee a related issue of Pledged Substituted Mortgage Bonds upon the issuance of Notes under the Indenture on or after the Substitution Date.

WHEREAS, the execution and delivery of this Sixth Supplemental Indenture has been duly authorized by a resolution adopted by the Board of Directors of the Company.

WHEREAS, pursuant to Section 13.01 of the Base Indenture, this Sixth Supplemental Indenture may be executed by the Company and Trustee without the consent of the Holders of any of the Notes currently outstanding.

WHEREAS, capitalized terms not defined herein shall have the meanings set forth in the Indenture.

NOW, THEREFORE, pursuant to and in compliance with Section 13.01 of the Base Indenture, the Indenture is hereby amended as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

1.1 This Sixth Supplemental Indenture constitutes an integral part of the Indenture.

1.2 For all purposes of this Sixth Supplemental Indenture, capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

ARTICLE 2

PLEDGED SUBSTITUTED MORTGAGE BONDS

2.1 Pursuant to Section 4.11(a) of the Indenture, the Company hereby delivers to the Trustee and the Trustee hereby accepts, the Pledged Substituted Mortgage Bonds issued by the Company in separate series under the New Electric Mortgage in the aggregate principal amounts and at the stated interest rates corresponding to the series and issues of Notes outstanding on the Substitution Date listed below, forms of each of which are attached hereto in Exhibit A.

Principal Amount of Notes	Series
$300,000,000	7.020% Senior Secured Notes due 2027
$100,000,000	7.000% Senior Secured Notes due 2029
$138,460,000	3.900% 2013A Senior Note due 2031
$23,400,000	4.000% 2013B Senior Note due 2031
$400,000,000	5.330% Senior Secured Notes due 2034
$250,000,000	5.483% Senior Secured Notes due 2035
$300,000,000	6.274% Senior Secured Notes due 2037
$350,000,000	5.757% Senior Secured Notes due 2039
$250,000,000	4.434% Senior Secured Notes due 2041
$300,000,000	5.638% Senior Secured Notes due 2041
$425,000,000	4.300% Senior Secured Notes due 2045
$600,000,000	4.223% Senior Secured Notes due 2048
$450,000,000	3.250% Senior Secured Notes due 2049
$450,000,000	2.893% Senior Secured Notes due 2051
$45,000,000	4.700% Senior Secured Notes due 2051
$400,000,000	5.448% Senior Secured Notes due 2053
$400,000,000	5.685% Senior Secured Notes due 2054
$500,000,000	5.598% Senior Secured Notes due 2055

2.2 Pursuant to Section 4.11(a) of the Indenture, the Company hereby delivers to the Trustee and the Trustee hereby accepts, the Pledged Substituted Mortgage Bonds issued by the Company in separate series under the New Gas Mortgage in the aggregate principal amounts and at the stated interest rates corresponding to the series and issues of Notes outstanding on the Substitution Date listed below, forms of each of which are attached hereto in Exhibit B.

Principal Amount of Notes	Series
$250,000,000	6.724% Senior Secured Notes due 2036
$325,000,000	5.795% Senior Secured Notes due 2040
$250,000,000	5.764% Senior Secured Notes due 2040

ARTICLE 3

AMENDMENT

3.1 Section 4.10 of the Base Indenture is deleted in its entirety and is replaced with:

SECTION 4.10 PLEDGED SUBSTITUTED MORTGAGE BONDS AS SECURITY FOR NOTES

Upon the issuance of Notes hereunder on or after the Substitution Date, the Company shall deliver to the Trustee in trust for the benefit of the Holders as described in Section 4.11(a) hereof, and the Trustee shall accept therefor, a related issue of Pledged Substituted Mortgage Bonds registered in the name of the Trustee and conforming to the requirements therein specified.

ARTICLE 4

MISCELLANEOUS

4.1 Ratification of Indenture. The Indenture, as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixth Supplemental Indenture shall supersede the provisions of the Indenture to the extent they are inconsistent herewith.

4.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture.

4.3 Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

4.4 Separability. In case any one or more of the provisions contained in this Sixth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Sixth Supplemental Indenture, but this Sixth Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

4.5 Successors. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party and all covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

4.6 Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

PUGET SOUND ENERGY, INC.

By:	/s/ Cara Peterman
Name:	Cara Peterman
Title:	Director, Chief Risk Officer and Corporate Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michelle Lee
Name:	Michelle Lee
Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]